Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2017 FIRST QUARTER FINANCIAL RESULTS

Reconciliation of non-GAAP financial measures, including FFO, Adjusted FFO, Property NOI, EBITDA and Adjusted EBITDA
are included in the accompanying financial tables.

•	Leasing spread of 3.5% on renewals-the 17th consecutive quarter of positive rent spreads.

•	GAAP and cash basis same-store NOI growth for the three months ended March 31, 2017 of 2.2% and (0.3%), respectively.

•	Completion of one-for-eight reverse split effective March 31, 2017 at 5:00PM EDT, and began trading on a split-adjusted basis on the Nasdaq Capital Market at the market open on April 3, 2017.

Virginia Beach, VA –May 1, 2017 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for its first quarter ended March 31, 2017.

2017 First Quarter Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased by 56.7% or $5.2 million.

•	Property Net Operating Income ("NOI") from continuing operations increased by 63.8% to approximately $9.9 million.

•
Adjusted Funds from Operations ("AFFO") of $0.31 per share of the Company's common stock, $0.01 par value per share ("Common Stock") and common unit ("Operating Partnership Unit" or "OP Unit") in our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership").

•	Average rental rate increase on renewals signed during the quarter was 3.5%.

•
For the three month period, the Company declared monthly cash dividends of approximately $0.14 per share ($0.42 per share a quarter), as adjusted for one-for-eight reverse stock split. On an annualized basis, this amounted to a dividend of $1.68 per common share and OP Unit, or a 12.1% dividend yield based on the March 31, 2017 closing price of $13.84 per share, as adjusted for reverse stock split.

•	Completed the sale of Ruby Tuesday's and Outback at Pierpont resulting in a $1.5 million gain.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “We entered 2017 prepared to deliver results with our portfolio of 64 income producing assets across 12 states and I am pleased with our operating performance for the first quarter. Despite the AFFO miss relative to our guidance, which is mainly attributed to higher than expected property expenses we feel we will be able to recoup over the year, and slightly higher than budgeted general and administrative costs that were out of our control, we were able to maintain positive rent spreads of 3.5% on thirty-three renewals and dispose of two properties for a gain of $1.5 million after only two years of ownership. Furthermore, we are even more confident in our strategy of owning necessity based retail shopping centers having seen the headwinds facing the retail industry sector in general. Management remains focused on maximizing operations through strict expense management and revenue growth, increasing occupancy and driving rent spreads that we believe will result in long term shareholder value.”

2017 First Quarter Financial Review

•
For the three months ended March 31, 2017, total revenue from continuing operations increased by approximately 56.7% to $14.3 million, compared with total revenue from continuing operations of $9.1 million for the same prior year period.

•
Net loss attributable to Common Stock shareholders for the three months ended March 31, 2017 was $3.6 million, or $0.42 per basic and diluted share, compared to a net loss of $3.7 million, or $0.45 per basic and diluted share, during the same 2016 period. The decrease in net loss for the three months ended March 31, 2017 was primarily due to the incremental NOI derived from the twenty-three retail property acquisitions occurring subsequent to March 31, 2016 and $1.5 million gain on sale of Ruby Tuesday's and Outback at Pierpont. These amounts were partially offset by additional depreciation, amortization, interest expense and preferred stock dividends.

•
Wheeler reported Funds From Operations ("FFO") available to Common Stock shareholders and holders of OP Units for the three months ended March 31, 2017 of $1.4 million, or $0.15 per share of Common Stock and OP Unit, compared to $0.9 million, or $0.10 per share of Common Stock and OP Unit for the prior year period.

•
AFFO for the three months ended March 31, 2017 was $2.9 million, or $0.31 per share of Common Stock and OP Unit, compared to $1.9 million, or $0.21 per share of Common Stock and OP Unit for the same period of the prior year.

•	NOI from continuing operations increased by 63.8% to $9.9 million for the three months ended March 31, 2017, as compared to NOI from continuing operations of $6.1 million for the prior year period.

•	Adjusted EBITDA was $8.7 million for the three months ended March 31, 2017, as compared to $4.5 million of Adjusted EBITDA for the three months ended March 31, 2016.

•
During the three months ended March 31, 2017, the Company recorded $355 thousand in interest income on notes receivable and $136 thousand in development fees attributable to Sea Turtle Marketplace ("Sea Turtle Development").

Leasing Review

•
For the three months ended March 31, 2017, the Company executed thirty-three renewals totaling 179,121 square feet at a weighted-average increase of $0.30 per square foot, representing an increase of 3.5% over prior rates.

•	For the three months ended March 31, 2017, Wheeler signed eighteen new leases totaling approximately 54,279 square feet with a weighted-average rate of $13.92 per square foot.

•
Approximately 9.9% of Wheeler’s gross leasable area ("GLA") is subject to leases that expire during the twelve months ending March 31, 2018. Of the GLA expiring during the twelve months ending March 31, 2018, 63.3% have options to renew. Based on recent market trends, the Company believes that tenants will renew these leases at amounts and terms comparable to existing lease agreements.

•
Same-store NOI year-over-over growth for the three months ended March 31, 2017 was 2.2% on a GAAP basis and (0.3%) on a cash basis. The same-store pool comprises the 3.2 million square feet that the Company owned as of January 1, 2016. Same-store results were driven by a 3.0% increase in rental income and 4.8% decrease in property operating expenses, offset by a decrease of 10.4% in tenant reimbursements.

•	The Company's leased percentage is 94.2% of GLA.

Balance Sheet Summary

•	The Company’s cash and cash equivalents were $4.7 million at March 31, 2017, compared to $4.9 million at December 31, 2016.

•	Wheeler’s net investment properties as of March 31, 2017 totaled at $386.7 million, as compared to $389.2 million as of December 31, 2016 (including assets held for sale).

•
The Company’s total debt was $313.0 million at March 31, 2017, compared to $315.0 million at December 31, 2016 (including debt associated with assets held for sale). Wheeler’s weighted-average interest rate and term of its debt (including debt associated with assets held for sale) was 4.4% and 6.86 years, respectively, at March 31, 2017, compared to 4.3% and 7.23 years, respectively, at December 31, 2016.

One-for-Eight Reverse Stock Split

•
As previously announced, the Reverse Stock Split took effect at approximately 5:00 p.m. Eastern Time on March 31, 2017 (the “Effective Time”). At the Effective Time, every eight issued and outstanding shares of common stock were converted into one share of common stock, and as a result, the number of outstanding shares of common stock was reduced from approximately 68,707,755 to approximately 8,588,470. At the Effective Time, the number of authorized shares of common stock was also reduced, on a one-for-eight basis, from 150,000,000 to 18,750,000. The par value of each share of common stock remained unchanged. No fractional shares were issued in connection with the Reverse Stock Split. Instead, the Company's transfer agent, aggregated all fractional shares that otherwise would have been issued as a result of the Reverse Stock Split and those shares were sold into the market. Shareholders who would otherwise hold a fractional share of the Company's stock received a cash payment from the net proceeds of the sale in lieu of such fractional shares.

Dividend Distribution

•	For the three months ended March 31, 2017, the Company declared approximately $3.9 million in dividend payments to the holders of our Common Stock and OP Units.

•	For the three months ended March 31, 2017, the Company declared approximately $2.3 million in dividends to the holders of our Series A, Series B, and Series D stock.

Dividend Payout Schedule Amended

•
As previously announced, the Company amended its Common Stock dividend payment schedule such that future dividends are expected to be paid quarterly commencing in July 2017 to shareholders of record on June 30, 2017. Giving effect to the reverse stock split, the distribution rate will be multiplied by 8, or $0.42 per share on a quarterly basis. Expected record and payment dates for the next four quarters are set out in the table below:

Record date	Payable date Amount

June 30, 2017	July 15, 2017 $0.42

September 29, 2017	October 15, 2017 $0.42

December 29, 2017	January 15, 2018 $0.42

March 30, 2018	April 15, 2018 $0.42

Subsequent Activity

•
On May 1, 2017, the Company extended the $7.45 million Revere Term Loan maturity to April 30, 2018, as permitted within the terms of the loan agreement, with a $450 thousand principal payment and $140 thousand extension fee.

Second Quarter 2017 Outlook and Guidance
Management will discuss Second Quarter 2017 and Full-Year 2017 guidance on the earnings conference call (May 2, 2017) at 10:00 AM ET.

Conference Call Dial-in and Webcast Information:
The dial-in numbers are:
Live Participant Dial-In (Toll-Free): 877-407-3101
Live Participant Dial-In (International): 201-493-6789

The conference call will also be webcast. To listen to the call, please go to the Investor Relations section of Wheeler’s website at
www.whlr.us, or click on the following link: http://whlr.equisolvewebcast.com/q1-2017.

Supplemental Information
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the quarter ended March 31, 2017, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

Financial Information
A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non- GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

Forward-Looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the future generation of financial returns from the acquisition of ‘necessity based’ retail focused properties; (ii) the Company’s ability to complete future acquisitions of properties; (iii) the Company's expectation to maintain and/or increase its historical occupancy rates; (iv) the Company’s expectation that tenants will renew leases at amounts and terms comparable to existing lease agreements; (v) the Company's ability to maintain and/or increase rent spreads; (vi) the Company’s ability to recoup amounts paid for higher than expected property expenses (vii) the anticipated implementation of the Company’s acquisition strategy; and (viii) the anticipated ability to produce returns and growth for the Company and its shareholders are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In addition, this press release states that the Company’s quarterly dividend rate on the Company’s common stock is $0.42 per share. A possible implication of this statement is that the Company will continuously pay quarterly dividends on the Company’s common stock of $0.42 per share, or $1.68 per share per year in the future. The Company’s dividend rates are set and may be reset from time to time by its Board of Directors. The Company’s Board of Directors will consider many factors when setting dividend rates, including the Company’s historical and projected income, normalized funds from operations, the then current and expected needs and availability of cash to pay the Company’s obligations, distributions which may be required to be paid to maintain the Company’s tax status as a real estate investment trust and other factors deemed relevant by the Board of Directors in its discretion. Accordingly, future dividend rates may be increased or decreased and there is no assurance as to the rate at which future dividends will be paid. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:

Wheeler Real Estate Investment Trust, Inc.

Wilkes Graham
Chief Financial Officer
(757) 627-9088 / wilkes@whlr.us

Laura Nguyen
Director of Investor Relations
(757) 627-9088 / lnguyen@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
REVENUE:
Rental revenues	$11,129	$6,742
Asset management fees	162	255
Commissions	115	153
Tenant reimbursements and other revenues	2,916	1,988
Total Revenue	14,322	9,138
OPERATING EXPENSES:
Property operations	3,994	2,675
Non-REIT management and leasing services	271	377
Depreciation and amortization	6,400	4,880
Provision for credit losses	252	88
Corporate general & administrative	2,232	2,282
Total Operating Expenses	13,149	10,302
Operating Income (Loss)	1,173	(1,164)
Interest income	356	1
Interest expense	(4,177)	(2,420)
Net Loss from Continuing Operations Before Income Taxes	(2,648)	(3,583)
Income tax expense	(41)	—
Net Loss from Continuing Operations	(2,689)	(3,583)
Discontinued Operations
Income from discontinued operations	16	21
Gain on disposal of properties	1,513	—
Net Income from Discontinued Operations	1,529	21
Net Loss	(1,160)	(3,562)
Less: Net loss attributable to noncontrolling interests	(41)	(333)
Net Loss Attributable to Wheeler REIT	(1,119)	(3,229)
Preferred stock dividends	(2,483)	(511)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(3,602)	$(3,740)

Loss per share from continuing operations (basic and diluted)	$(0.59)	$(0.45)
Income per share from discontinued operations	0.17	—
	$(0.42)	$(0.45)
Weighted-average number of shares:
Basic and Diluted	8,554,304	8,284,116

Dividends declared per common share	$0.42	$0.42

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS:
Investment properties, net	$386,704	$388,880
Cash and cash equivalents	4,664	4,863
Restricted cash	9,324	9,652
Rents and other tenant receivables, net	3,370	3,984
Related party receivables	1,566	1,456
Notes receivable	12,000	12,000
Goodwill	5,486	5,486
Assets held for sale	—	366
Above market lease intangible, net	11,976	12,962
Deferred costs and other assets, net	46,453	49,397
Total Assets	$481,543	$489,046
LIABILITIES:
Loans payable, net	$305,893	$305,973
Liabilities associated with assets held for sale	—	1,350
Below market lease intangible, net	11,886	12,680
Accounts payable, accrued expenses and other liabilities	12,274	11,321
Total Liabilities	330,053	331,324
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 2,237,000 shares issued and outstanding; $55.93 million aggregate liquidation preference)	52,686	52,530

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,871,244 shares issued and outstanding; $46.78 million aggregate liquidation preference)	40,754	40,733
Common Stock ($0.01 par value, 18,750,000 shares authorized, 8,588,470 and 8,503,819 shares issued and outstanding, respectively)	86	85
Additional paid-in capital	225,104	223,939
Accumulated deficit	(177,576)	(170,377)
Total Shareholders’ Equity	88,821	94,833
Noncontrolling interests	9,983	10,359
Total Equity	98,804	105,192
Total Liabilities and Equity	$481,543	$489,046

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended March 31,
	Same Stores		New Stores		Total		Period Over Period Changes
	2017	2016	2017	2016	2017	2016	$	%

Net loss	$(574)	$(3,562)	$(586)	$—	$(1,160)	$(3,562)	$2,402	67.43%
Depreciation and amortization of real estate assets	3,854	4,880	2,546	—	6,400	4,880	1,520	31.15%
Gain on sale of discontinued operations	(1,513)	—	—	—	(1,513)	—	(1,513)	—%
FFO	$1,767	$1,318	$1,960	$—	$3,727	$1,318	$2,409	182.78%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Reconciliation of Adjusted Funds From Operations (AFFO) (unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2017	2016
Net Loss	$(1,160)	$(3,562)
Depreciation and amortization of real estate assets	6,400	4,880
Gain on sale of discontinued operations	(1,513)	—
FFO	3,727	1,318
Preferred stock dividends	(2,483)	(511)
Preferred stock accretion adjustments	195	89
FFO available to common shareholders and common unitholders	1,439	896
Acquisition costs	260	413
Capital related costs	220	62
Other non-recurring and non-cash expenses (1)	107	237
Share-based compensation	377	150
Straight-line rent	(185)	(7)
Loan cost amortization	763	190
Accrued interest income	(118)	—
Above/below market lease amortization	193	72
Recurring capital expenditures and tenant improvement reserves	(206)	(139)
AFFO	$2,850	$1,874

Weighted Average Common Shares	8,554,304	8,284,116
Weighted Average Common Units	761,954	587,906
Total Common Shares and Units	9,316,258	8,872,022
FFO per Common Share and Common Units	0.15	0.10
AFFO per Common Share and Common Units	0.31	0.21

(1)    Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period March 31, 2017.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016

Property Revenues	$13,909	$8,730
Property Expenses	3,994	2,675
Property Net Operating Income	9,915	6,055
Asset Management and Commission Revenue	277	408
Other non-property income	136	—
Other Income	413	408
Non-REIT management and leasing services	271	377
Depreciation and amortization	6,400	4,880
Provision for credit losses	252	88
Corporate general & administrative	2,232	2,282
Total Other Operating Expenses	9,155	7,627
Interest income	356	1
Interest expense	(4,177)	(2,420)
Net Loss from Continuing Operations Before Income Taxes	(2,648)	(3,583)
Income tax expense	(41)	—
Net Loss from Continuing Operations	(2,689)	(3,583)
Discontinued Operations
Income from operations	16	21
Gain on disposal of properties	1,513	—
Net Income from Discontinued Operations	1,529	21
Net Loss	$(1,160)	$(3,562)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited, in thousands)

		Three Months Ended March 31,
		2017	2016

Net Loss		$(1,160)	$(3,562)
Add back:	Depreciation and amortization (1)	6,593	4,952
	Interest Expense (2)	4,186	2,442
	Income taxes	41	—
EBITDA		9,660	3,832
Adjustments for items affecting comparability:
	Acquisition costs	260	413
	Capital related costs	220	62
	Other non-recurring expenses (3)	107	237
	Gain on disposal of properties	(1,513)	—
Adjusted EBITDA		$8,734	$4,544

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization and amounts associated with assets held for sale.

(3)
Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended March 31, 2017.